Exhibit 99.1

CONTACT
Judith Pryor	Dacrie Brooks
WorldSpace	Brodeur
301-960-1242	202-775-2646
jpryor@worldspace.com	dbrooks@brodeur.com

FOR IMMEDIATE RELEASE

WORLDSPACE® EXPANDS SENIOR MANAGEMENT TEAM

Industry Veterans Enhance Company’s Leadership and Global Expansion Efforts

Silver Spring, Md., USA, Jan. 23, 2006—WORLDSPACE®, Inc., (NASDAQ: WRSP), one of the world leaders in satellite-based digital radio services, today announced that it has expanded its senior management team with the appointments of Shishir Lall in India, as managing director of operations, and Stephen Horn at the Silver Spring headquarters, as chief marketing officer. The new appointments strengthen the company’s leadership and further support expansion efforts, globally.

As managing director of WORLDSPACE India, Shishir Lall will spearhead the company’s business operations in India to drive sales and marketing efforts. Lall has worked at leading consumer products companies including Brooke Bond, Unilever, and Pepsi. At Pepsi, Lall helped launch Pepsi in India and for over nine years was responsible for various marketing and sales operations, rising to become International Vice President responsible for South Asia Franchise Operations. He most recently served as president of Zip Telecom, a payphone company, where he helped to revolutionize India’s telecommunications landscape. Lall replaces Deepak Varma, who will now manage business development activities.

Stephen Horn joins WORLDSPACE as chief marketing officer and will lead sales and marketing initiatives. Horn has more than 20 years of industry experience, previously holding senior management positions at Coca-Cola Enterprises, PepsiCola and Citibank. Before joining WORLDSPACE, he served as chief marketing officer of Gibson Guitars in Nashville, Tennessee. Horn earned a master’s degree in marketing from Indiana University.

“At this exciting stage in our company’s growth, we are very pleased to have these high caliber professionals join the team,” said Noah Samara, CEO, WORLDSPACE. “Shishir Lall will play an integral role in helping us to streamline operations in India, and Stephen Horn will guide our global marketing efforts to help us build additional brand awareness. Both will be critical players as we continue to increase our international presence, gain subscribers, and execute against our global business plan.”

With more than 100,000 global subscribers, WORLDSPACE is the first and only satellite radio provider outside of North America, South Korea and Japan providing digital audio radio services (DARS) internationally.

About WORLDSPACE, Inc.

WORLDSPACE® (NASDAQ: WRSP) is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. WORLDSPACE delivers the latest tunes, trends and information from around the world and around the corner. WORLDSPACE subscribers benefit from a unique combination of local programming, original WORLDSPACE content and content from leading brands around the globe including the BBC, CNN, Virgin Radio UK, NDTV and RFI. The WORLDSPACE satellites cover two-thirds of the globe with six beams. Each beam is capable of delivering up to 80 channels of high quality digital audio and multimedia programming directly to WORLDSPACE Satellite Radios anytime and virtually anywhere in its coverage area. WORLDSPACE is a pioneer of satellite-based digital radio services (DARS) and was instrumental in the development of the technology infrastructure used today by XM Satellite Radio. For more information, please visit www.worldspace.com.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

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